EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of this 29th day of March, 2000, between SFBC/Pharmaceutical Development Associates, Inc., a Florida corporation (the "Company"), a wholly-owned subsidiary of SFBC International, Inc. (the "Parent") and David Scott Davis (the "Employee").

         WHEREAS, the Company desires to employ the Employee and to ensure the continued availability to the Company of the Employee's services, and the Employee is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Employee agree as follows:

         1. Term of Employment.

                  (c) Term. The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company for a period commencing on the date of this Agreement and ending three (3) years from the date of this Agreement (the "Term"). Prior to, or contemporaneously with, the execution of this Agreement, the Employee shall terminate the employment agreement and the confidentiality and non-complete agreement between Pharmaceutical Development Associates, Inc. and the Employee dated November 1, 1996.

                  (d) Continuing Effect. Notwithstanding any termination of this Agreement at the end of the Term or otherwise, the provisions of Sections 6, 7, 9 and 14 shall remain in full force and effect and the provisions of Section 7 shall be binding upon the legal representatives, successors and assigns of the Employee.

         2. Duties.

                  (g) General Duties. The Employee shall serve as the president and chief executive officer of the Company, with duties and responsibilities that are customary for such employees. The Employee shall report to the Company's board of directors (the "Board"). The Employee shall not be a director of the Company, but the Board will allow him to attend and participate in all meetings of the Board. The Employee shall use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully.

                  (h) Devotion of Time. The Employee shall during normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the

         Company) devote his full productive time and attention to the best efforts performance of his duties as requested of him by the Company to the exclusion of any other business activities which conflict with his services to the Company.

                  (i) Location of Office. The Employee's principal business office shall be at the Company's offices in North Carolina throughout the Term. However, the Employee's job responsibilities shall include all business travel necessary to the performance of his job.

                  (j) Adherence to Inside Information Policies. The Employee acknowledges that the Parent currently intends to effect a public offering of its securities in the future and become publicly-held and, as a result, has implemented or will implement inside information policies designed to preclude its employees and those of its subsidiaries from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to the Parent. The Employee shall promptly execute any agreements generally distributed by the Parent to its employees requiring such employees to abide by its inside information policies.

         3. Compensation and Expenses.

                  (e) Salary. For the services of the Employee to be rendered under this Agreement, the Company shall pay the Employee an annual salary of $102,000 during the first year of the Term and an annual salary of $112,000 during the second and third years of the Term. Such salary shall not be reduced and shall be paid in accordance with the Company's usual payroll practices.

                  (f) Bonus.

                           (i) The Company shall pay an annual bonus to the Employee equal to 71/2% of the Company's Adjusted Net Income in excess of $133,000 each calendar year during the Term. The phrase "Adjusted Net Income" shall be defined as contained in the Asset Purchase Agreement dated March 29, 2000 by and among the Parent, the Company, Pharmaceutical Development Associates, Inc., and Clinical Site Services Corp. (the "Separate Agreement"). This bonus shall be paid on April 1st of each year.

                           (ii) The Company shall pay an additional annual bonus to the Employee in the amount of 15% of the Earn-Out payment made under the terms of the Separate Agreement during the Term. This bonus shall be paid in either cash or common stock of the Company at the Employee's discretion.

                           (iii) All annual bonuses shall be pro-rated if the Employee is not employed by the Company for the entire year. However, in the event the Employee is terminated for Cause, as defined in Section 5(a) or resigns for any reason other than a material breach of this Agreement by the Company, no bonus whether earned or unearned shall be paid to him.

                  (g) Stock Options. In consideration for the services of the Employee hereunder as one of the Company's executive level employees, the Parent shall grant to the Employee 100,000 stock options, of which 33,334 options shall vest immediately and the remaining options shall vest in equal installments of 33,333 options each, one year and two years from the date of this Agreement, subject to the Employee's continued employment on each such vesting date and the terms and conditions of the Parent's standard Stock Option Agreement, a copy of which is annexed as Schedule 3(c).

                  (h) Expenses. In addition to any compensation received pursuant to Section 3(a), and (b), the Company shall reimburse or advance funds to the Employee for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Employee properly provides a written accounting of such expenses to the Company in accordance with the Company's practices. Such reimbursement or advances shall be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of or advances to employees.

         4. Benefits.

                  (a) Vacation. The Employee shall be entitled to four weeks of vacation annually without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Employee may select and the affairs of the Company may permit.

                  (b) Employee Benefit Programs. The Employee is entitled to participate in any pension, 401(k), insurance or other employee benefit plan that is maintained by the Company for its employees, including programs of life and medical insurance and reimbursement of membership fees in professional organizations.

                  (c) Insurance.

                           (i) Health. The Company shall pay premiums on the Company's medical insurance policy covering the Employee and shall reimburse to the Employee any amount incurred by the Employee to preserve coverage under COBRA during any waiting period prior to becoming eligible for coverage under the Company's medical policy.

                           (ii) Life. The Company shall transfer the life insurance policy on the Employee currently in force with Northwestern Mutual (Policy # 11063661) to Employee. The Employee shall cooperate with the Company in all respects, if the Company desires to procure additional insurance on the life of the Employee at the Company's expense; provided, that any new policy on the Employee's life shall be transferred to the Employee, at his option, upon termination. Additionally the Company shall pay the interest on the present balance of the insurance loan to the Employee . If the Employee increases the loan balance on the life insurance policy , the Employee is solely responsible for payment of the interest attributable to the increased amount of the loan. The Company shall have no obligation to continue payments on the Employee's life insurance should the Employee's employment terminate for any reason.

                           (iii) Long Term Disability. The Company shall maintain in place (John Hancock #9733684 and New England Life #191D258690) at its expense the long term disability policies currently in effect on Employee.

         5. Termination.

                  (a) Termination for Cause. The Company may terminate the Employee's employment pursuant to the terms of this Agreement at any time for Cause (as defined below) by giving written notice of termination. Such termination shall become effective upon the giving of such notice, unless given pursuant to provisions (v) and (ix) below. In such case, the Employee shall have ten (10) days to cure the deficiency. If the Employee fails to cure the deficiency, as determined by the Board, the Employee's termination is immediately effective retroactive to the giving of notice. Upon any such termination for Cause, the Employee shall have no right to compensation, or reimbursement under Section 3, or to participate in any employee benefit programs under Section 4, except as provided by law, for any period subsequent to the effective date of termination. For purposes of this Section 5(a), "Cause" shall mean: (i) the Employee is convicted of a felony, commits a felonious act or is convicted of a misdemeanor involving, or found after an internal investigation to have engaged in, sexual misconduct which is related to the Employee's employment or the business of the Company; (ii) the Employee, in carrying out his duties hereunder, has acted with gross negligence or intentional misconduct resulting, in either case, in harm to the Company; (iii) the Employee misappropriates Company funds or otherwise defrauds the Company; (iv) the Employee breaches his fiduciary duty to the Company resulting in profit to him, directly or indirectly; (v) the Employee materially breaches any written agreement with the Company; (vi) it is later determined that the Employee fraudulently concealed facts or made intentional misrepresentations concerning the Parent's acquisition of the Company; (vii) the Employee has been found to have committed act or failed to any act which results in the Parent's common stock being delisted or not listed for trading on The Nasdaq Stock Market or a national securities exchange; (viii) the Employee is convicted of a illegal use of a controlled substance; (ix) the Employee's chronic absenteeism or failure or refusal to cooperate in any official investigation conducted by or on behalf of the Company or Parent; (x) the Employee materially breaches any provision of Sections 6, 7 or 8.

                  (b) Death or Disability. Except as otherwise provided in this Agreement, it shall terminate upon the death, or disability of the Employee. For purposes of this Section 5(b), "disability" shall mean that for period of ninety (90) consecutive days in any twelve (12) month period, the Employee is incapable of substantially fulfilling the duties set forth in Section 2 because of physical, mental or emotional incapacity resulting from injury, sickness or disease. The Employee agrees to cooperate fully in any physical or mental examinations or tests to be administered by or under the supervision of a physician duly licensed in North Carolina who is not an employee of the Company and is acceptable to the Employee, ordered by the Company to be conducted at the Company's expense, to determine the Employee's disability hereunder. The Employee shall continue to receive compensation pursuant to Section 3 during the ninety (90) day period. For purposes of this Section 5(b), illegal usage of drugs shall not be defined as a disability, sickness or disease. In the event of death of the Employee, the Employee's estate shall receive any unpaid, earned compensation, including, without limitation, unreimbursed expenses and prorated salary and bonus due the Employee and this Agreement shall terminate.

                  (c) Should the Company terminate this Agreement other than pursuant to Sections 5(a) or 5(b) above, the Employee will be entitled to and the Company will be obligated to pay the Employee the greater of
         (i) the bonuses provided by Section 3(b) pro-rated until the date of termination or (ii) "Severance Pay" (as defined below). For purposes of this Agreement, "Severance Pay" shall mean equal, monthly payment(s) by the Company to the Employee commencing within one (1) month after the Employee's termination from employment with the Company and in the amount of the Employee's unpaid base annual salary remaining under the term of the Agreement.

         6. Non-Competition Agreement.

                  (c) Competition with the Company. Until termination of his employment and for a period of twelve (12) months commencing on the date of termination, the Employee, directly or indirectly, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity, shall not compete with the Company or any of its subsidiaries in the offer, sale or marketing of products or services that are identical or substantially the same as the products or services offered by the Company at or on the date the Agreement terminates for any reason, within any metropolitan area in the United States or elsewhere in which the Company or any of its subsidiaries is then engaged in the offer and sale of competitive products or services; provided, however, the foregoing shall not prevent the Employee from accepting employment with an enterprise engaged in two or more lines of business, one of which is the same or similar to the Company's business (the "Prohibited Business") if the Employee's employment is totally unrelated to the Prohibited Business; provided, further, that the foregoing shall not prohibit the Employee from owning up to 5% of the securities of any publicly-traded enterprise provided the Employee is not an employee, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise.

                  (d) Solicitation of Customers. During the periods in which the provisions of Section 6(a) shall be in effect, the Employee, directly or indirectly, shall not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than the Company, refer Prohibited Business from any Customer to any enterprise or business other than the Company or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer, or any enterprise or business other than the Company. For purposes of this Section 6(b), the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company or any of its subsidiaries sold or provided goods or services during the twelve (12) month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer.

                  (e) No Payment. The Employee acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 6; provided, however, if the Employee is terminated for any reason except pursuant to Sections 5(a) or 5(b) and the Company breaches its obligations regarding Severance Pay under Section 5(c), then this Section 6 shall be null and void.

         7. Non-Disclosure of Confidential Information.

                  (a) Confidential Information. Confidential Information includes trade secrets of the Company as defined by the common law and statutes in Florida and/or North Carolina or any future Florida and/or North Carolina statute, processes, policies, procedures, techniques, designs, drawings, know-how, studies, show-how, technical information, specifications, computer software and source code, information and data relating to the development, research, testing, costs, marketing and uses of the Services (as defined herein), the Company's budgets and strategic plans, and the identity and special needs of customers for the Services, databases, data, all technology relating to the Company's businesses, systems, methods of operation, client or customer lists, customer information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, names, home addresses and all telephone numbers and e-mail addresses of the Company's employees and former employees. Confidential Information also includes, without limitation, Confidential Information received from the Company's subsidiaries and affiliates. For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act of the Employee, (ii) information known to the Employee prior to disclosure to the Employee by or on behalf of the Company, and
         (iii) information which is lawfully obtained by the Employee in writing from a third party (excluding any affiliates of the Employee) who did not acquire such Confidential Information, directly or indirectly, from the Company. As used herein, the term "Services" shall include all formulations, foods, drugs and medical devices for which the Company has performed any clinical or pre-clinical research, testing, protocol design, data management, medical writing or other together with all other services provided by the Company, during the term of the Employee's employment.

                  (b) Legitimate Business Interests. The Employee recognizes that the Company has legitimate business interests to protect and as a consequence, the Employee agrees to the restrictions contained in this Agreement because they further the Company's legitimate business interests. These legitimate business interests include, but are not limited to (i) trade secrets, (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets, including all Confidential Information; (iii) substantial relationships with specific prospective or existing customers or clients; (iv) customer or client goodwill associated with the Company's business; and (v) specialized training relating to the Company's technology, methods and procedures.

                  (c) Confidentiality. During the Term and for a period of two
         (2) years following termination of employment, the Confidential Information shall be held by the Employee in the strictest confidence and shall not, without the prior written consent of the Company, be disclosed to any person other than in connection with the Employee's employment by the Company. The Employee further acknowledges that such Confidential Information as is acquired and used by the Company or its affiliates and its Parent is a special, valuable and unique asset. The Employee shall exercise all reasonable precautions to protect the integrity of the Company's Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral. The Employee shall not copy any Confidential Information except to the extent necessary to his employment nor remove any Confidential Information or copies thereof from the Company's premises except to the extent necessary to his employment. All records, files, materials and other Confidential Information obtained by the Employee in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its customers, as the case may be. The Employee shall not, except in connection with and as required by his performance of his duties under this Agreement, for any reason, use the Confidential Information for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of an officer of the Company (excluding the Employee, if applicable). Notwithstanding the foregoing, it will not be a breach of this provision for the Employee to disclose Confidential Information if required to do so under law or in a judicial or other governmental investigation or proceeding, provided the Company has been given prior notice and the Employee has sought all legally available safeguards against widespread dissemination prior to such disclosure as advised by the Employee's legal counsel.

         8. Conflicts of Interest. While employed by the Company, the Employee shall not, directly or indirectly, unless approved in writing by the Board:

                  (g) participate as an individual in any way in the benefits of transactions with any of the Company's suppliers or customers, including, without limitation, having a financial interest in the Company's suppliers or customers, or making loans to, or receiving loans, from, the Company's suppliers or customers;

                  (h) realize a personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with the Employee's employment with the Company for the Employee's personal advantage or gain; or

                  (i) accept any offer to serve as an officer, director, partner, consultant, manager with, or to be employed in a technical capacity by, a person or entity which does business with the Company.

         9. Equitable Relief.

                  (a) The Company and the Employee recognize that the services to be rendered under this Agreement by the Employee are special, unique and of extraordinary character, and that in the event of the breach by the Employee of the terms and conditions of this Agreement or if the Employee, without the prior consent of the Board, shall leave his employment for any reason and take any action in violation of Section 6 or Section 7, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in
         Section 9(b) below, and to seek to enjoin the Employee from breaching the provisions of Section 6, Section 7 or Section 8. In such action, the Company shall not be required to plead or prove irreparable harm or lack of an adequate remedy at law or post a bond or other security. Nothing contained in this Section 9 shall be construed to prevent the Company from seeking such other remedy in arbitration in case of any breach of this Agreement by the Employee, as the Company may elect.

                  (b) Any proceeding or action brought pursuant to Section 9(a) above must be commenced in Miami-Dade County, Florida (unless the parties agree in writing to a different location). The Employee and the Company irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. The Employee and the Company irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Employee or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of the Employee or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.

         10. Assignability. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. The Company, is a third party beneficiaries of the confidentiality and non-compete agreements. The Employee's obligations hereunder may not be assigned or alienated and any attempt to do so by the Employee shall be void.

         11. Severability.

                  (a) The Employee expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Employee and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Employee's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial or arbitration proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because, taken together, they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

                  (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

         12. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

         To the Company:        SFBC/Pharmaceutical Development Associates, Inc.
                                c/o SFBC International, Inc.
                                11190 Biscayne Boulevard
                                North Miami, Florida  33181
                                Facsimile:  (305) 895-8616

         With a Copy to:        Michael D. Harris, Esq.
                                Michael Harris, P.A.
                                1645 Palm Beach Lakes Blvd.
                                Suite 550
                                West Palm Beach, Florida  33401
                                Facsimile:  (561) 478-1817

         To the Employee:       Mr. David Scott Davis
                                8701 Mallard Creek Road, Suite 134

                                Charlotte, North Carolina 28262
                                Facsimile:  (704) 593-1805

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

         13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

         14. Arbitration. Except for a claim for equitable relief, any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Washington, D.C. (unless the parties mutually agree in writing to a different location), before the arbitrators in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrators. The decision and award made by the arbitrators shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

         15. Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.

         16. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida where the Company is incorporated without regard to choice of law considerations.

         17. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes all prior or contemporaneous oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated, except by a statement in writing signed by the party against which enforcement or the change, waiver, discharge or termination is sought.

         18. Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

         19. Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date and year first above written.

                                            SFBC/Pharmaceutical Development
                                            Associates, Inc.
--------------------------------

                                            By: /S/ ARNOLD HANTMAN
--------------------------------               --------------------------------
                                                Arnold Hantman, Vice President


                                            Employee:
--------------------------------
                                            /S/ DAVID SCOTT DAVIS
--------------------------------            -----------------------------------
                                            David Scott Davis

                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (the "Agreement") entered into as of this 29th day of March, 2000, between SFBC International, Inc. (the "Company") and D. Scott Davis (the "Employee"), an employee of the Company.

         WHEREAS, by action taken by the board of directors (the "Board") of the Company, it has adopted the 1999 Stock Option Plan (the "Plan"); and

         WHEREAS, by action taken by the Board on the above date, it has been determined that in order to enhance the ability of the Company to attract and retain qualified employees, it will grant the Employee the right to purchase stock in the Company pursuant to incentive and non-qualified options.

         NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

         1. Grant of Options. The Company grants to the Employee, as a matter of separate agreement and not in lieu of salary or other compensation for services, the right and option (the "Options") to purchase all or any part of an aggregate of 100,000 shares of authorized but unissued or treasury common stock of the Company on the terms and conditions herein set forth. The common stock shall be unregistered unless the Company voluntarily files a registration statement covering such shares with the Securities and Exchange Commission. The Options are intended to be Incentive Stock Options ("ISOs") as defined by Section 422 of the Internal Revenue Code of 1954, as amended (the "Code") to the maximum extent permissible by the Code.

         2. Price. The exercise price of the shares of common stock subject to the Options shall be the greater of (i) $6.00 per share or (ii) the initial public offering ("IPO") price of the Common Stock if the Company effects an IPO in 2000.

         3. When Exercisable.

                  (a) As long as the Employee is employed by the Company on the respective dates below, the Options shall vest as follows:

             Date                                   No. of Shares
             ----                                   -------------
         Immediately                                   33,334
         March 29, 2001                                33,333
         March 29, 2002                                33,333

                  (b) The Options shall be exercisable from the date of vesting through the expiration or termination of the Options as set forth herein. To the extent that the aggregate fair market value (determined as of the date of grant) of stock with respect to which the Options (together with any other Company ISOs held by the Employee) are exercisable for the first time in any one calendar year exceeds $100,000, the Options will be treated as non-qualified stock options.

                  (c) Subject to prior termination, all Options shall expire and no longer be exercisable 10 years from the date of this Agreement.

         4. Termination of Relationship.

                  (a) If for any reason, except death, the Employee ceases to act as an employee of the Company, all rights granted hereunder shall terminate effective three months from the date the Employee ceases to act as an employee, except as otherwise provided for herein.

                  (b) However, notwithstanding any other provision of this Agreement, all Options, whether vested or unvested shall be immediately forfeited in the event of:

                           (1) Termination of employment for Cause as defined by
                  the Employee's Employment Agreement with the Company.

                           (2) Purchasing or selling securities of the Company
                  without written authorization in accordance with the Company's inside information guidelines then in effect;

                           (3) Breaching any duty of confidentiality including
                  that is required by the Company's inside information guidelines then in effect;

                           (4) Competing with the Company;

                           (5) Being unavailable for consultation after leaving
                  the Company's employ if such availability is a condition of any agreement between the Company and the Employee;

                           (6) Recruitment of Company personnel after
                  termination of employment, whether such termination is voluntary or for cause;

                           (7) Failure to assign any invention or technology to
                  the Company if such assignment is a condition of employment or any other agreements between the Company and the Employee; and

                           (8) A finding by the Company's Board that the
                  Employee has acted against the interests of the Company.

                  (c) If the Employee shall die while an employee of the Company, his estate or any Transferee, as defined herein, shall have the right within one year from the date of the Employee's death to exercise the Employee's Options to the extent the right to exercise to the Options shall have accrued and vested at the date of death, except to the extent the Options shall have been exercised prior thereto. For the purpose of this Agreement,

         "Transferee" shall mean a person to whom such shares are transferred by will or by the laws of descent and distribution.

                  (d) No transfer of the Options by the Employee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the letters testamentary or such other evidence as the board may deem necessary to establish the authority of the state and the acceptance by the Transferee or Transferees of the terms and conditions of the Options.

                  (e) If the Employee becomes disabled while employed by the Company within the meaning of Section 22(e)(3) of the Code, the three month period referred to in Section 4(a) of this Agreement shall be extended to one year.

         5. Profits on the Sale of Certain Shares; Redemption. If any of the events specified in Section 4(b) of this Agreement occur within one year from the last date of employment (the "Termination Date") (or such longer period required by any written employment agreement), all profits earned from the sale of the Company's securities, including the sale of shares of Common Stock underlying Options, during the two-year period commencing one year prior to the Termination Date shall be forfeited and forthwith paid by the Employee to the Company. Further, in such event, the Company may at its option redeem shares of Common Stock acquired upon exercise of Options. The Company's rights under this
Section 5 do not lapse one year from the Termination Date but are a contract right subject to any appropriate statutory limitation period.

         6. Method of Exercise. The Options shall be exercisable by a written notice which shall:

                  (a) state the election to exercise the Options, the number of shares to be exercised, the person in whose name the stock certificate or certificates for such shares of common stock is to be registered, his address and social security number (or if more than one, the names, addresses and social security numbers of such persons);

                  (b) contain such representations and agreements as to the holder's investment intent with respect to such shares of common stock as set forth in Section 11 hereof;

                  (c) be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than the optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Options.

                  (d) be accompanied by full payment of the purchase or exercise price therefor in United States dollars by check.

         The certificate or certificates for shares of common stock as to which the Options shall be exercised shall be registered in the name of the person or persons exercising the Options.

         7. Sale of Shares Acquired Upon Exercise of Options. Any shares of the Company's common stock acquired pursuant to Options granted hereunder which qualify as ISOs under Section 3(b) above cannot be sold by the Employee until at least two years elapse from the date of grant of the Options and one year from the date of exercise. Nothing in this Section 7 shall be deemed to reduce the holding period set forth under the applicable securities laws.

         8. Anti-Dilution Provisions. The Options granted hereunder shall have the anti-dilution rights set forth in the Plan.

         9. Necessity to Become Holder of Record. Neither the Employee nor his/her estate, as provided in Section 4(c), shall have any rights as a shareholder with respect to any shares covered by the Options until such person shall have become the holder of record of such shares. No adjustment shall be made for cash dividends or cash distributions, ordinary or extraordinary, in respect of such shares for which the record date is prior to the date on which he/she shall become the holder of record thereof.

         10. Reservation of Right to Terminate Relationship. Nothing contained in this Agreement shall restrict the right of the Company to terminate the relationship of the Employee at any time, with or without cause. The termination of the relationship of the Employee by the Company, regardless of the reason therefor, shall have the results provided for in Sections 4 and 5 of this Agreement.

         11. Conditions to Exercise of Options.

                  (a) In order to enable the Company to comply with the Securities Act of 1933 (the "Securities Act") and relevant state law, the Company may require the Employee, his estate, or any Transferee as a condition of the exercising of the Options granted hereunder, to give written assurance satisfactory to the Company that the shares subject to the Options are being acquired for his own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

                  (b) The Options are subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of common stock subject to the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of shares under the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

                  (c) If the Company effects an IPO, the Employee shall execute such lock-up agreement as may be requested by the underwriter of the IPO as long as the Company's officers, directors and 5% stockholders execute similar agreements.

         12. Duties of Company. The Company shall at all times during the term of Options:

                  (a) Reserve and keep available for issue such number of shares of its authorized and unissued common stock as will be sufficient to satisfy the requirements of this Agreement;

                  (b) Pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith;

                  (c) Use its best efforts to comply with all laws and regulations which , in the opinion of counsel for the Company, shall be applicable thereto.

         13. Parties Bound by Plan. The Plan and each determination, interpretation or other action made or taken pursuant to the provisions of the Plan shall be final and shall be binding and conclusive for all purposes on the Company and the Employee and his/her respective successors in interest.

         14. Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

         15. Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Miami-Dade County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

         16. Benefit. This Agreement shall be binding upon and insure to the benefit of the parties hereto and their legal representatives, successors and assigns.

         17. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

         The Employee:                Mr. David Scott Davis
                                      8701 Mallard Creek Road, Suite 134
                                      Charlotte, North Carolina 28262

                                      Facsimile: (704) 593-1805

         The Company:                 SFBC International, Inc.
                                      11190 Biscayne Boulevard
                                      North Miami, Florida  33181
                                      Facsimile: (305) 895-8616

         with a copy to:              Michael D. Harris, Esq.
                                      Michael Harris, P.A.
                                      1654 Palm Beach Lakes Blvd., Suite 550
                                      West Palm Beach, FL  33401
                                      Facsimile: (561) 478-1817

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

         18. Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.

         19. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations.

         20. Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

         21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

         22. Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

         23. Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

         IN WITNESS WHEREOF the parties hereto have set their hand and seals the day and year first above written.

WITNESSES:                          SFBC INTERNATIONAL, INC.

                                    By: /S/ ARNOLD HANTMAN
----------------------------           --------------------------------
                                        Arnold Hantman, Chief Executive Officer


                                    By: /S/ DAVID SCOTT DAVIS
----------------------------           --------------------------------
                                        David Scott Davis